Exhibit (h)(21)(i)


                                February 20, 2001

                                 Westcore Trust
                       370 Seventeenth Street, Suite 3100
                                Denver, CO 80202


Mid-Atlantic Capital Corporation
Reed Kovalan
336 4th Avenue, The Times Building
Pittsburgh, PA 15222

Denver Investment Advisors LLC
1225 Seventeenth Street, 26th Floor
Denver, CO 80202

ALPS Mutual Funds Services, Inc.
370 Seventeenth Street, Suite 3100
Denver, CO 80202

Boston Financial Data Services, Inc.
Two Heritage Drive
Quincy, MA 02171

VIA: Federal Express

     Re: The Standard Agency Trading Agreement (the "Agreement") dated as of September 3, 1999 between Mid-Atlantic Capital Corporation, Denver Investment Advisors LLC, ALPS Mutual Funds Services, Inc., Boston Financial Data Services, Inc. and Westcore Trust.


Dear Sirs:

     By your signature below, please confirm that effective March 1, 2001, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended as follows:

     The Shareholder Servicing Fees schedule included in Section 13 to the Agreement is replaced in its entirety with the following schedule:

FUND                                                 SHAREHOLDER SERVICING FEE
----                                                 -------------------------
Westcore Blue Chip Fund                              35 basis points
Westcore Growth and Income Fund                      35 basis points
Westcore International Frontier Fund                 35 basis points
Westcore International Select Fund                   35 basis points
Westcore MIDCO Growth Fund                           35 basis points
Westcore Mid-Cap Opportunity Fund                    35 basis points
Westcore Select Fund                                 35 basis points
Westcore Small-Cap Growth Fund                       35 basis points
Westcore Small-Cap Opportunity Fund                  35 basis points
Westcore Flexible Income Fund                        35 basis points

     In all other respects the Agreement continues in effect in accordance with its terms.

     Please keep one signed original of this letter and return the remaining originals to:

     Westcore Trust
     Attn: Pam Weber
     1225 17th Street, 26th Floor
     Denver, CO  80202

     If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Pam Weber at (303) 312-5140.


                                  Yours Truly,


                                  WESTCORE TRUST

                                  By: /s/ Jack D. Henderson
                                      ----------------------------
                                  Name:  Jack D. Henderson
                                  Title: Vice President
                                  Date:  March 5, 2001

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
ACCEPTED AND AGREED TO:
MID-ATLANTIC CAPITAL CORPORATION

By: /s/ Illegible
    ----------------------------
Name:
Title:
Date:  March 3, 2001


DENVER INVESTMENT ADVISORS LLC

By: /s/ Jeffrey D. Adams
    ----------------------------
Name:  Jeffrey D. Adams
Title: Chief Operating Officer
Date:  February 26, 2001


ALPS MUTUAL FUNDS SERVICES, INC., ADMINISTRATOR,
DISTRIBUTOR AND BOOKKEEPING AND PRICING AGENT

By: /s/ Thomas A. Carter
    ----------------------------
Name:  Thomas A. Carter
Title: Chief Financial Officer
Date:  February 27, 2001


BOSTON FINANCIAL DATA SERVICES, INC. ON BEHALF OF STATE
STREET BANK & TRUST CO. AS TRANSFER AGENT

By: /s/ Illegible
    ----------------------------
Name:
Title:
Date:

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